EXHIBIT 99.1

FOR IMMEDIATE RELEASE

24/7 REAL MEDIA REPORTS RECORD RESULTS FOR FOURTH QUARTER AND FULL YEAR 2006

Raises Guidance for Full Year 2007 and Introduces First Quarter 2007 Guidance

Fourth Quarter Highlights:

•      Revenue of $60.0 million, an increase of 44% year-over-year;

•      Pro forma operating income of $6.5 million, or $0.12 per share, compared with $4.0 million, or $0.08 per share, in Q4 of 2005; GAAP net loss of $0.2 million, or $0.00 per share, versus GAAP net income of $1.4 million, or $0.03 per share, in Q4 of 2005;

•      Robust international performance, including year-over-year revenue growth in Korea and the United Kingdom of 72% and 42%, respectively.

NEW YORK — February 28, 2007 — 24/7 Real Media, Inc. (Nasdaq: TFSM), a leading global digital marketing company, today announced financial results for the fourth quarter and full year ended December 31, 2006.  Revenue for the fourth quarter of 2006 was $60.0 million, an increase of 44% over the $41.7 million reported for the fourth quarter of 2005.  Revenue contribution from international operations was 61% for the quarter, driven in part by strong year-over-year growth in Korea and the U.K. of 72% and 42%, respectively.

Pro forma operating income(1) for the fourth quarter of 2006 was $6.5 million, or $0.12 per share.  This compares with pro forma operating income of $4.0 million, or $0.08 per share, for the fourth quarter of 2005.

Under generally accepted accounting principles (GAAP), net loss for the fourth quarter of 2006 was $0.2 million, or $0.00 per share.  This compared to a GAAP net income of $1.4 million, or $0.03 per share, for the fourth quarter of 2005.  Due to the differing treatment of certain expenses in 2006 under the recent adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Stock Based Compensation, results between these periods are not directly comparable.  The comparable figure for the fourth quarter of 2005, as disclosed under SFAS No. 123(R), is a GAAP net loss of $0.4 million, or $0.01 per share.

For the year ended December 31, 2006, revenue was $200.2 million, an increase of 43% from the $139.8 million reported for the year ended December 31, 2005.  Pro forma operating income for 2006 was $19.6 million, or $0.36 per share, an increase of 98% over the pro forma operating income of $9.9 million, or $0.20 per share, in the prior year.  GAAP net loss for 2006 was $8.6 million, or $0.18 per share, as compared with a GAAP net income of $0.0 million, or $0.00 per share, in 2005.  The figure for the full year 2005, as disclosed under SFAS No. 123(R), that is comparable to the 2006 data, is a net loss of $6.0 million, or $0.13 per share for 2005.

Cash flow from operations for the 2006 fiscal year totaled a record $15.1 million and the Company reported a cash balance of $59.4 million as of December 31, 2006.

During the fourth quarter 24/7 Real Media announced the expansion of its existing search engine marketing partnership with Dentsu to address strategic Asian markets outside of Japan.  This new venture will establish operations to service advertising markets throughout Asia, including China, India, Korea, Thailand, and Taiwan.

(1)             Pro forma operating income is a non-GAAP financial measure.  24/7 Real Media believes pro forma reporting provides meaningful insight into the Company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the Company’s operations.  A full reconciliation of GAAP net income to pro forma operating income for the three months and year ended December 31, 2006 and 2005 appears in the financial statement portion of this release.

“It was a strong fourth quarter across the board for the digital marketing sector, as well as for 24/7 Real Media,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media.  “Significant revenue growth, operational leverage and outstanding execution in each of our business segments allowed the Company to outperform expectations, and we are enjoying the healthy pace that the sector continues to experience around the globe.”

“Through our expanded partnership with Dentsu, we are positioning 24/7 Real Media to be a significant beneficiary of the incredible expansion that is projected over the upcoming decade for many markets throughout Asia and the Pacific Rim.  As the most internationally-diversified company in the digital marketing arena, 24/7 Real Media is well positioned for sustained, strong growth over the upcoming years.”

Segment Overview

Revenue in the Media Solutions segment climbed 39% to $26.2 million in the fourth quarter of 2006 from $18.9 million in the fourth quarter of 2005.  Gross margins were 32.2% in the fourth quarter of 2006.

Search Solutions revenue advanced 59% to $26.0 million in the fourth quarter of 2006 from $16.4 million in the fourth quarter of 2005.  Gross margins for the segment were 21.6% in the fourth quarter of 2006.

Technology Solutions revenue grew 21% to $7.8 million in the fourth quarter of 2006 from $6.5 million in the fourth quarter of 2005.  Technology gross margins, excluding stock based compensation expenses, were 80.7% in the fourth quarter of 2006.

Financial Guidance and Business Outlook

The Company expects first quarter revenue for 2007 to be between $58 million and $59 million, the mid-point of which represents an increase of 36% from first quarter 2006 revenue of $42.9 million.  The Company expects diluted pro forma operating income per share in the first quarter of 2007 to be between $0.09 and $0.10 per share.

The Company is raising guidance for full year 2007 revenue to be in the range of $255 million to $265 million, the mid-point of which represents an increase of 30% from full year revenue of $200.2 million in 2006.  The Company expects diluted pro forma operating income per share for the full year to be between $0.52 and $0.55 per share.

Revenue guidance includes the projected financial performance of K.K. 24-7 Search, the Japanese venture with Dentsu in which 24/7 Real Media holds a majority interest and reports on a consolidated basis. Pro forma operating income guidance is provided net of Dentsu’s 49% minority interest in the projected pro forma operating income or loss generated by K.K. 24-7 Search.

Neither revenue guidance nor pro forma operating income guidance includes the projected financial performance of the expanded partnership with Dentsu to address markets beyond Japan, as 24/7 Real Media will not be reporting these operations on a consolidated basis.

The Company is not providing GAAP net income per share guidance for the first quarter of 2007 or the full year 2007 at this time, as certain items that would be included in that figure are dependent on future events and accounting determinations.(2)

(2)             Diluted pro forma operating income per share guidance for the first quarter and full year 2007 excludes the following items that are required to be included under GAAP: depreciation expense of $1.2 million and $5.5 million; amortization expense of $0.7 million and $3.0 million; stock based compensation expense related to equity instruments already granted of $3.2 million and $14.0 million; and interest income of $0.5 million and $2.0 million.  Also excluded is income tax expense, as the Company is still determining the overall effective tax rate, which is dependent on the amount of revenue and income recognized for tax purposes in each jurisdiction in which the Company operates, and stock based compensation expense related to grants in future periods, which are as yet undermined.

In conjunction with this release, a conference call will be held at 8:30 a.m. EST on Thursday, March 1, to discuss these results. The call will be broadcast live over the Internet at www.247realmedia.com/about/investor. Please allow extra time to visit our Web site prior to the call and download the streaming media software required to listen to the Internet broadcast.  The online replay of the broadcast should be available within two hours following the live call and will be available for three weeks.

About 24/7 Real Media, Inc.

24/7 Real Media, Inc. is a leading global digital marketing company, empowering advertisers and publishers to engage their target audiences with greater precision, transparency and ROI.  Using its award winning ad serving, targeting, tracking and analytics platform, powerful search marketing capabilities and global network of specialized Web sites, the company has turned the art of reaching audiences across virtually any digital medium into a measurable science.  The company is headquartered in New York, with 20 offices in 12 countries throughout North America, Europe and the Asia Pacific region.  For more information, please visit www.247realmedia.com.

24/7 Real Media: The Science of Digital Marketing.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

Caution concerning forward-looking statements:

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For instance, words such as “expects,” “anticipates,” “predicts,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future.  Some of the forward-looking statements in this news release include, without limitation, statements regarding the expected financial performance for the first quarter of 2007 and for the full year 2007.  Investors are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Except as required by law, 24/7 Real Media undertakes no obligation to update any forward-looking or other statements in this news release, whether as a result of new information, future events or otherwise.  Management may reiterate these forward-looking statements subsequent to the date hereof, but such reiterations should not be considered an update or reaffirmation of these statements unless expressly so stated.  The forward-looking statements are based on the subjective opinions and estimates of management at the time the statements were made and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These substantial risks and uncertainties include, among others, geopolitical, tax, exchange rate and other risks associated with international operations, which currently comprise a majority portion of the Company’s revenue; the potential for enhanced competition, including with competitors that have substantially greater resources than those of the Company; potential issues that may arise in the Company’s Search segment, which is a less seasoned business than the Company’s other segments and which is in an ultra competitive and rapidly evolving industry, in which the Company’s business is somewhat dependent on its ability to maintain good relations with two major search engines; due to these factors, the Company’s Search business may not be able to expand as rapidly as projected, nor maintain its existing customer base or profitability structure; the potential loss of key employees and inability to attract qualified new employees, especially in our Search business, due to a very competitive and tightening job market; risks that the Company’s technology will be insufficient to meet increased business levels; risk that the Company’s technology services will be disrupted by terrorist attack, disasters or malicious intrusion, and that the Company’s back-up facilities and disaster recovery plans will not be adequate; customer concentration or customer loss risks; potential deterioration or slower-than-expected growth in the Internet advertising market; the uncertainties, costs and business impacts of potential new legislation; accounting risks and the risk of litigation or regulatory investigation involving the Company.   In particular, guidance on results in accordance with GAAP do not include (i) the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release, (ii) any unanticipated non-recurring gains,  charges or write-offs, or (iii) unexpected changes in the Company’s effective tax rate, which may be caused by, among other things, the geographical location in which operating income is generated and the availability of tax-loss carryforwards. Actual stock-based compensation expense impact may differ from these estimates based on the timing and amount of restricted stock and options granted, the assumptions used in option valuation and other factors.

More information about factors that could cause actual results to differ materially from those predicted in the Company’s forward-looking statements, as well as additional information regarding the Company’s business and financial results and condition, is set out in its annual report on Form 10-K for the year ended December 31, 2006, which the Company expects to file with the Securities and Exchange Commission on or before March 16, 2007.  Investors are strongly encouraged to read the Company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission in their entirety.

For more information on 24/7 Real Media, Inc., please contact:

Investor Relations	Media Relations
Sushene Leitch	Eric Sokolsky
Director, Investor Relations	Group Director
24/7 Real Media, Inc.	Weber Shandwick Worldwide
Telephone: 212-231-7990	Telephone: 212-445-8081
Email: sushene.leitch@247realmedia.com	Email: esokolsky@webershandwick.com

24/7 REAL MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Media	$26,205	$18,903	$84,851	$65,363
Search	25,955	16,367	86,202	51,430
Technology	7,823	6,451	29,190	23,001
Total revenues	59,983	41,721	200,243	139,794
Cost of revenues:
Media	17,777	13,092	57,531	44,562
Search	20,347	12,085	65,590	36,490
Technology (inclusive of $126, $18, $510 and $41 in stock-based compensation, respectively)	1,632	1,099	6,293	4,289
Total cost of revenues	39,756	26,276	129,414	85,341
Gross profit	20,227	15,445	70,829	54,453
Operating expenses:
Sales and marketing (inclusive of $1,352, $219, $4,621 and $541 of stock-based compensation, respectively)	8,540	6,170	31,629	23,120
General and administrative (inclusive of $2,291, $440, $13,104 and $1,391 of stock-based compensation, respectively)	7,915	5,191	33,897	20,598
Product development (inclusive of $477, $103, $2,212 and $254 of stock-based compensation, respectively)	2,720	1,765	10,047	6,087
Other expenses:
Amortization of intangible assets and deferred financing costs	742	972	3,403	4,391
Provision for capital assessment	—	387	—	387
Restructuring costs	—	—	—	973
Total operating expenses	19,917	14,485	78,976	55,556
Operating income (loss)	310	960	(8,147)	(1,103)
Interest income (expense), net	344	(23)	772	(213)
Change in fair value of warrant liability	(79)	(37)	(176)	(381)
Recovery of investment	—	240	—	2,340
Impairment of marketable securities	—	—	—	(588)
Gain on sale of marketable securities	—	34	—	16
Other income (expense), net	(340)	248	(243)	153
Income (loss) before income taxes and minority interest in operations of consolidated subsidiary	235	1,422	(7,794)	224
Provision for income taxes	(424)	(130)	(692)	(314)
Minority interest in operations of consolidated subsidiary	(38)	107	(136)	128
Net income (loss)	(227)	1,399	(8,622)	38
Dividends on preferred stock	—	—	—	(25)
Net income (loss) attributable to common stockholders	$(227)	$1,399	$(8,622)	$13
Basic net income (loss) attributable to common stockholders per share	$0.00	$0.03	$(0.18)	$0.00
Shares used in per share calculation - basic	49,498,214	46,100,532	48,508,739	45,350,466
Diluted net income (loss) attributable to common stockholders per share	$0.00	$0.03	$(0.18)	$0.00
Shares used in per share calculation - diluted	49,498,214	51,694,510	48,508,739	47,694,027

24/7 REAL MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Pro forma:
Operating income (a)	$6,525	$3,988	$19,582	$9,866
Diluted operating income per share	$0.12	$0.08	$0.36	$0.20
Shares used in pro forma per share calculation	56,282,745	51,694,510	54,649,189	49,783,253

(a) Pro forma operating income excludes certain other expenses computed as follows:

Operating income (loss)	$310	$960	$(8,147)	$(1,103)
Excluding:
Transaction costs	294	—	294	—
Amortization of intangible assets and deferred financing costs	742	972	3,403	4,391
Stock-based compensation	4,246	780	20,447	2,227
Provision for capital assessment	—	387	—	387
Restructuring costs	—	—	—	973
Minority interest in pro forma operations of consolidated subsidiary	(94)	100	(214)	122
Depreciation	1,027	789	3,799	2,869
Pro forma operating income	$6,525	$3,988	$19,582	$9,866

24/7 REAL MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	December 31, 2006	December 31, 2005
	(unaudited)
Cash	$59,390	$40,009
Accounts receivable	55,490	38,316
Total current assets	117,567	80,694
Total assets	176,658	142,804
Accounts payable and accrued liabilities	51,942	43,383
Deferred revenue	3,609	3,218
Short-term debt	7,500	14,542
Total current liabilities	63,051	61,143
Long-term debt	7,500	—
Total liabilities	71,327	62,529
Minority interests	1,673	1,556
Total stockholders’ equity	103,658	78,719